Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer of Manulife Financial Corporation, a corporation incorporated under the Insurance Companies Act (Canada) (the “Company”), hereby constitutes and appoints Jean-Paul Bisnaire, Richard Lococo and Christer Ahlvik, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-8 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any and all amendments thereto, and all post-effective amendments and supplements to such registration statement, for the registration of up to U.S. $75,000,000 of deferred compensation obligations of the Company in connection with the Deferred Compensation Plan for Certain Employees of John Hancock and The Deferred Compensation Plan of the John Hancock Financial Network, in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Dated: November 3, 2005.

Signature	Title
/s/ Dominic D’Alessandro Dominic D’Alessandro	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ Peter H. Rubenovitch Peter H. Rubenovitch	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Arthur R. Sawchuk Arthur R. Sawchuk	Chairman and Director
/s/ John M. Cassaday John M. Cassaday	Director

Signature	Title
/s/ Lino J. Celeste Lino J. Celeste	Director
/s/ Gail C.A. Cook-Bennett Gail C.A. Cook-Bennett	Director
/s/ Thomas P. D’Aquino Thomas P. D’Aquino	Director
/s/ Richard B. DeWolfe Richard B. DeWolfe	Director
/s/ Robert E. Dineen, Jr. Robert E. Dineen, Jr.	Director
/s/ Pierre Y. Ducros Pierre Y. Ducros	Director
/s/ Allister P. Graham Allister P. Graham	Director
/s/ Thomas E. Kierans Thomas E. Kierans	Director
/s/ Lorna A. Marsden Lorna A. Marsden	Director
/s/ Hugh W. Sloan, Jr. Hugh W. Sloan, Jr.	Director
/s/ Gordon G. Thiessen Gordon G. Thiessen	Director
/s/ Michael H. Wilson Michael H. Wilson	Director